SUB-ITEM 77D

                             COMPASS 2 AND COMPASS 3 VARIABLE ACCOUNTS

Money Market Variable Account added disclosure regarding municipal securities, as described in the prospectus contained in Post-Effective Amendment No. 33 to the Registration Statement (File No. 2-79141), as filed with the Securities and Exchange Commission via EDGAR on February 27, 2004 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.